UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report: September 29, 2010
                 (Date of earliest event reported)


                           AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                      333-155059                 61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                               Suite 200
                       871 Coronado Center Drive
                        Henderson, NV 89052
              (Address of principal executive offices (zip code)

                            775-996-2210
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On September 30, 2010, the registrant issued an aggregate of 65,000 common shares to the registrant's advisory board.

   Jonathan Cook            15,000
   Andrew Grant             15,000
   Matthew Harpe            15,000
   Robert Craig             20,000

On September 30, 2010, the registrant issued 300,000 common shares to George Drazenovic pursuant to a finder's fee agreement effective September 1, 2010. Mr. Drazenovic worked as an independent contractor to provide information about claim lease properties, such as property address, owner name(s) or owner contact information and to submit them to the registrant. Based on this information, the registrant acquired the Paymaster claim lease, the claim lease has been renewed and is in good standing.

ITEM 8.01   OTHER EVENTS

On September 29, 2010, the registrant entered into a finder's fee and sales commission agreement with Your Loan Team, LLC dba The Gold Standard. Pursuant to the agreement, the registrant shall pay TGS a sales commission on sales made to a purchaser of the registrant's lithium or a finder's fee to TGS for an introduction to a potential joint venture partner to further develop its lithium mining interests. Any sales commission will be calculated as
   (i) two percent of the gross sales price of the registrant's lithium to a purchaser introduced to the registrant by TGS;
  (ii) one and one-half percent of the gross sales price of the registrant's lithium to a purchase which is also a partner introduced to the registrant by TGS; and
 (iii) as specified in a master fee protection agreement signed by both the registrant and TGS.

Any finder's fee will be calculated as three percent of the amount of funds received by the registrant from a potential partner as investment in the joint venture. The term of the agreement shall be three years.

On September 29, 2010, the registrant extended its current investor relations agreement with Resultz Media Group Corp. with a reduced monthly payment of $2,500 for the next six months.

On September 29, 2010, the registrant entered into a finder's fee agreement with Resultz Media Group Corp. whereby Resultz has agreed to introduce the registrant to third parties for the purpose of evaluating a potential transaction involving either an equity or debt financing or a direct or indirect acquisition, merger, consolidation, restructuring, or similar or related transaction of all or substantially all of the assets of a third party entity or the acquisition of a majority of such entity's outstanding common stock by the registrant. Pursuant to the agreement, Resultz shall receive a finder's fee in the amount of 5% of total gross funding provided by a lender or equity purchase. There are no termination terms to the agreement.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 Letter of Engagement and Investor Relations Consulting & Services Agreement by and between Resultz Investor Relations and the registrant dated September 29, 2010

Exhibit 10.2 Finder's Fee Agreement between Resultz Media Group Corp. and the registrant dated September 29, 2010

Exhibit 10.3 Finder's Fee and Sales Commission Agreement by and between the registrant and Your Loan Team, LLC dated September 30, 2010

Exhibit 10.4 Finder's Fee Agreement by and between the registrant and George Drazenovic effective September 1, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 6, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Chief Executive Officer